1 Annual Meeting of Stockholders April 26, 2012 Our Commitment Shines Through Exhibit 99.2

Forward
Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act
of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe,"
"expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which Provident Financial Services, Inc. (the “Company”)
operates, competitive products and pricing, fiscal and monetary policies of the U.S.
Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company also advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The
Company does not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Company Profile

Holding Company for The Provident Bank
– Founded in 1839 - oldest New Jersey chartered bank
– Over 80 branches in 11 counties
IPO Date: January 2003
NYSE Symbol: PFS
Market Cap: $824.0 million at 4/23/12
Average Daily Volume: 286,052 shares*
* 1 year period ended 4/23/12

Experienced Management Team

Christopher Martin
Chairman, President & Chief Executive Officer
31 Years
John F. Kuntz
EVP, Chief Adminstrative Officer & General Counsel
25 Years
Thomas M. Lyons
EVP & Chief Financial Officer
24 Years
Michael A. Raimonde
EVP & Director of Retail Banking
38 Years
Brian Giovinazzi
EVP & Chief Credit Officer
35 Years
Jack Novielli
EVP & Chief Information Officer
34 Years
Donald W. Blum
EVP & Chief Lending Officer
33 Years
Janet D. Krasowski
EVP & Chief Human Resources Officer
33 Years
Frank Muzio
SVP & Chief Accounting Officer
25 Years
James Christy
SVP, Chief Risk Officer & General Auditor
23 Years
James D. Nesci
President of Beacon Trust Company
20 Years

All outside directors deemed independent
Independent lead director and committee chairs with no
management on committees
Broad diversification and business backgrounds
Strong financial and corporate governance expertise
Integral to the strategic direction of the organization
Independent Board Leadership

Operating Strategies

Committed to building successful customer relationships
through straightforward communication, personal
attention and integrity
Provide solutions for our customers’ needs with
competitive and diverse product offerings
Continue to diversify the balance sheet composition with
emphasis on commercial relationships
Conservatively manage our company for consistent long-
term profitability and growth
Logically grow in markets relevant to our company
Maintain margin while protecting against a rise in interest
rates

Build upon our low-cost, core deposit funding base
Build and grow fee income sources (specifically Wealth
Management via Beacon Trust)
Challenge our officers and staff to further enhance
operating efficiencies
Continue to foster a “Pay for Performance” culture within
our organization
Maintain sufficient capital to support growth and manage
risk effectively
Evaluate the M & A environment for accretive opportunities
Operating Strategies (cont.)

Stockholder Value 8 Adhering to these strategies results in: – Competitive advantage – Profitable growth – Increased earnings – Enhanced long-term stockholder value

NY
Dutchess
Putnam
Litchfield
Hartford
New Haven
New London
Middlesex
Fairfield
Orange
Rockland
Westchester
CT
Sullivan
Wyoming
Wayne
Lackawanna
Pike
Lycoming
Luzerne
Columbia
Monroe
Passaic
Bergen
Morris
Warren
Carbon
Suffolk
Nassau
Queens
Schuylkill
Northampton
Somerset
PA
Lehigh
Hunterdon
Berks
Bucks
Lebanon
Mercer
Montgomery
NJ
Lancaster
Chester
Philadelphia
Delaware
Burlington
Ocean
York
Camden
Gloucester
Harford
Cecil
New Castle
Salem
Baltimore
Atlantic
Cumberland
MD
Cape May
Kent
DE
Caroline
Sussex

PROVIDENT FINANCIAL SERVICES, INC.

Branch Map 9

Non-Performing Loans

$114,553
$121,347
$125,333
$122,549
(In thousands)

	3/31/2011	6/30/2011	9/30/2011	12/31/2011
Consumer loans	8,256	7,330	8,438	8,533
Commercial loans	27,189	31,524	29,732	32,093
Construction loans	8,984	11,279	11,148	11,018
Multi-family loans	204	204	0	997
Commercial mortgage loans	27,345	32,370	35,967	29,522
Residential mortgage loans	42,575	38,640	40,048	40,386

PROVIDENT FINANCIAL SERVICES, INC.

Asset Quality 10

1.05%
1.39%
1.56%
1.60%
12/31/2008
12/31/2009
12/31/2010
12/31/2011

PROVIDENT FINANCIAL SERVICES, INC.

Allowance for Loan Losses to Total Loans 11

Capital – At 12/31/11
Amount Ratio Amount Ratio
Regulatory Tier 1 leverage capital 267,308 $    4.00% 583,770 $    8.74%
Tier 1 risk-based capital 182,477 $    4.00% 583,770 $    12.80%
Total risk-based capital 364,953 $    8.00% 641,008 $    14.05%
REQUIRED ACTUAL
(Dollars in thousands)
The Company continues to exceed all current
regulatory requirements and is “well capitalized.”

Total Return 12/31/2008 - 12/31/2011

PFS (-1.93)
SNL Small Cap U.S. Bank & Thrift (-19.01)
20
10
0
-10
-20
-30
-40
-50
-60
12/31/2008
3/31/2009
6/30/2009
9/30/2009
12/31/2009
3/31/2010
6/30/2010
9/30/2010
12/31/2010
3/31/2011
6/30/2011
9/30/2011
12/31/2011

PROVIDENT FINANCIAL SERVICES, INC.

Total Return 13

$0.16
$0.14
$0.12
$0.10
$0.08
$0.06
$0.04
$0.02
$0.00
$0.13
Dec. 2003
Dec. 2004
Dec. 2005
Dec. 2006
Dec. 2007
Dec. 2008
Dec. 2009
Dec. 2010
Dec. 2011
Mar. 2012

PROVIDENT FINANCIAL SERVICES, INC.

Current Dividend Yield (as of 4/23/12) = 3.51% Quarterly Cash Dividends since IPO 14

Return on Average Assets

0.62%
0.65%
0.46%
0.73%
0.83%
Dec. 2007
Dec. 2008
Dec. 2009*
Dec. 2010
Dec. 2011

Return on Average Equity

3.63%
4.12%
3.36%
5.46%
6.09%
Dec. 2007
Dec. 2008
Dec. 2009*
Dec. 2010
Dec. 2011

PROVIDENT FINANCIAL SERVICES, INC.

ROA & ROE 15 *Operating ROA & ROE. Excludes Goodwill impairment.

2011 Highlights

Record Loan Originations of $1.5 Billion
Net Loan Growth of $244 Million or 6%
Improving Asset Quality Metrics
Total Deposits Increased $279 Million or 6%, Core Increased $428
Million or 12%, Non-Interest Bearing Increased $148 Million or 27%
Beacon Acquisition, Organic Growth Increased Wealth Assets Under
Administration Nearly 5x
15% Growth in Net Income to $57.3 million
Record Earnings per Share of $1.01
Commitment from 968 FTE Employees = RESULTS

17 THANK YOU FOR ATTENDING!